CONSULTING SERVICES AGREEMENT

     This Consulting Agreement (the "Agreement") is entered into the day of , 1996 by and between Acute Therapeutics, Inc., a Delaware corporation (the "Company") and Ms. Monica Cochrane (the "Consultant"). Any capitalized terms used but not otherwise defined herein shall have the meanings set forth in the KL4 Surfactant Sublicense, by and between Johnson & Johnson and the Company, dated October 28, 1996 (the "KL4 Sublicense ") .

     WHEREAS, Johnson & Johnson ("J&J") is the exclusive licensee of the Scripps Clinic and Research Foundation ("Scripps"), with respect to certain technology relating to the synthetic pulmonary surfactant known as KL4 (the "KL4 Technology");

     WHEREAS, the Company has been established to obtain the exclusive license to the KL4 Technology from J&J set forth in the KL4 Sublicense and to commercialize the KL4 Technology;

     WHEREAS, Consultant is affiliated with Scripps and has been engaged in research and development regarding KL4 Surfactant for a number of years; and

     WHEREAS, the Company desires to have the benefit of Consultant's knowledge and experience and Consultant desires to provide consulting services to the Company, all as hereinafter provided in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Term of the Agreement. The Company hereby retains the services of Consultant and Consultant hereby agrees to render consulting services ("Services") to the Company for a two (2) year period commencing on the date hereof and continuing until the date which is two (2) years from the date hereof, subject, however, to prior termination as hereinafter provided in
Section 5.

     2. Duties. Consultant's duties shall include, but are not limited to, those duties set forth in Exhibit A hereto and such other duties as the Company may from time to time prescribe.

     3. Compensation. In consideration for her consulting services hereunder, the Company shall pay to Consultant a consulting fee at the annual rate of $15,000, payable monthly in installments of $1,250 on or before the 15th day of each month.

     4. Proprietary Information.

     a. Consultant understands that the Company possesses Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was developed, created, or discovered by the Company, or which became known by, or was conveyed to the Company (including, without limitation, "Results" as defined below), which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about the Company's business operations and research, programs, technologies, ideas, know-how, processes, formulas, compositions, techniques, inventions (whether patentable or not), business and product development plans, customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. Proprietary Information does not include information which Consultant demonstrates to the Company's satisfaction, by written evidence, (i) is in the public domain by reason of prior publication not directly or indirectly resulting from any act or omission of Consultant, or (ii) was already known to Consultant at the time of the Company's disclosure to Consultant and which Consultant was free to use and disclose without restriction and without breach of any obligation to any person or entity. Consultant understands that the consulting arrangement creates a relationship of confidence and trust between Consultant and the Company with regard to Proprietary Information.

     b. Consultant understands that the Company possesses "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media that contain Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by Consultant or by others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.

     c. All Proprietary Information and all patents, patent rights, copyrights, trade secret rights and other rights in connection therewith shall be the sole property of the Company. At all times, both during the term of this Agreement and after its termination, Consultant will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of an officer of the Company except as may be necessary in the ordinary course of performing the Services under this Agreement. Consultant acknowledges that any disclosure or unauthorized use of Proprietary Information will constitute a material breach of this Agreement and cause substantial harm to the Company for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, the Company shall have the right to obtain injunctive relief.

     d. All Company Materials shall be the sole property of the Company. Consultant agrees that during the term of this Agreement, Consultant will not remove any

Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as required to do in connection with performance of the Services under this Agreement. Consultant further agrees that, immediately upon the Company's request and in any event upon completion of the Services, Consultant shall deliver to the Company all Company Materials (including, without limitation, all Inventions covered by paragraphs 4.e.(i) and 4.e.(ii) below), apparatus, equipment and other physical property or any reproduction of such property, excepting only Consultant's copy of this Agreement.

     e. For purposes of this Agreement, "Inventions" shall mean all improvements, inventions, designs, formulas, works of authorship, computer programs, ideas, processes, techniques, know-how and data, whether or not patentable) made or conceived or reduced to practice or developed by Consultant, either alone or jointly with others, as a direct result of services performed under this Agreement. The parties agree that all Inventions shall be subject to those certain Scripps Uniform Consulting Agreement Provisions, a copy of which is attached hereto as Exhibit B (the "Uniform Provisions"). To the extent permitted by the Uniform Provisions, or in the event that the Uniform Provisions do not apply in relation to a particular Invention, Consultant agrees that:

          (i) he will promptly disclose all such Inventions to the Company and rights to all such Inventions which Consultant makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during the term of this Agreement in connection with the course of performing the Services or which relate to any Proprietary Information shall be the sole property of the Company. Consultant agrees to assign and hereby assigns to the Company all rights to any such Inventions. The Company shall be the sole owner of all patents, copyrights and other intellectual property or other rights in connection therewith.

          (ii) Consultant agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by the Company to permit and assist it, in obtaining, maintaining, defending and enforcing patents, copyrights, trade secret rights or other rights on such Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Consultant s agents and attorneys-in-fact to act for and in behalf and instead of Consultant, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Consultant.

     f. Consultant represents that other than previously disclosed to the Company, Consultant has no inventions or improvements relating to the KL4 Technology.

     g. During the term of this Agreement and for one (l) year thereafter, Consultant will not encourage or solicit any employee of the Company to leave the Company for any reason.

     h. Consultant agrees that during the term of this Agreement, Consultant will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and Consultant will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

     i. Consultant represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to the execution of this Agreement. Consultant has not entered into, and Consultant agrees not to enter into, any agreement either written or oral that conflicts or might conflict with Consultant's performances of the Services under this Agreement.

     5. Termination. Consultant agrees that this Agreement may be terminated by either the Company or Consultant at any time, for any reason, with or without cause, by giving sixty (60) days written notice to the other party.

     6. Independent Contractor Status. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.

     7. No Authority. Consultant has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the Company.

     8. Obliations. Consultant's performance under this Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry. Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services. If Consultant's work requires a license, Consultant has obtained that license and the license is in full force and effect.

     9. Indemnification. Consultant will indemnify and hold Company harmless, and will defend Company against any and all loss, liability, damage, claims, demands or suits and related costs and expenses to persons or property that arise, directly or indirectly, from acts or omissions of Consultant, or breach of any term or condition of this Agreement.

     10. Survival. Consultant agrees that all obligations under paragraphs 4(c) through 4(e) and paragraphs 4(g), 6 and 9 of this Agreement shall continue in effect after termination of this Agreement, and that the Company is entitled to communicate Consultant's obligations under this Agreement to any future client or potential client of Consultant.

     11. Governing Law. Consultant agrees that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof. Consultant further agrees that if one or more provisions of this Agreement are held to be unenforceable under applicable New York law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     12. Successors and Assigns. This Agreement shall be binding upon Consultant, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that it shall not be assignable by Consultant.

     13. Entire Areement. This Agreement contains the entire understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by the President of the Company.

     14. Notices. All notices required or given herewith shall be addressed to the Company or Consultant at the designated addresses shown below by registered mail, special delivery, or by certified courier service:

               a. To Companv:

               Acute Therapeutics, Inc.
               3359 Durham Road
               Doylestown, PA 18901
               Attention: Robert J. Capetola

               b. To Consultant:

               Ms. Monica Cochrane

     15. Attorney Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

     CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON CONSULTANT WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO CONSULTANT TO INDUCE CONSULTANT TO SIGN THIS AGREEMENT. CONSULTANT SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY CONSULTANT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                 ACUTE THERAPEUTICS, INC.

                                 By:
                                 Title:

                                 CONSULTANT

                                 By:

                                   EXHIBIT A

                              DUTIES OF CONSULTANT

Consultant shall assist Acute Therapeutics, Inc. ("ATI") with executing ATI's strategic plan of successfully commercializing pulmonary surfactants. Consultant generally will take guidance from Dr. Charles G. Cochrane.

                                   EXHIBIT B
                Scripps Uniform Consulting Agreement Provisions



                                       8